CONSULTING AGREEMENT

THIS AGREEMENT is made as of September 8, 2006 and between Salamon Group,

Inc., (the “Company”), a Nevada Corporation and Alvin Mirman (the "Consultant").

RECITALS:

A. The Company requires financial services consulting to build the value of the Company for the benefit of its shareholders;

B. Alvin Mirman agrees to perform consulting services related to corporate finance, and other financial service matters, upon the request of the President of the Company;

C. The Company desires to retain the valuable services and counsel of the Consultant and the Consultant desires to render such services to the Company under the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below, and other good and valuable consideration, the parties hereto, intending to be legally bound hereby agree as follows:

1. Recitals. The Recitals to this Agreement are hereby incorporated into this Agreement as though full restated herein.

2. Engagement. The Company hereby engages the Consultant, and the Consultant accepts engagement by the Company, upon the terms and conditions set forth in this Agreement.

3. Term. The term of this Agreement shall begin on the date at which time both parties have legally signed this agreement and shall continue until September 8, 2007.

4. Consulting Services Compensation.

     (A) The Consultant shall receive 350,000 common shares of the Company. These shares are to be issued to the Consultant as compensation for his efforts in relation to arrangements involving sponsoring brokerage, negotiations with regulatory agencies, and further consultancy responsibilities as agreed upon by both the Consultant and the Company’s President. The Consultant acknowledges that these shares will be subject to resale restrictions under applicable securities laws.

     (B) The Company may in the future provide the Consultant with such additional compensation as the Company and the Consultant shall mutually agree for any additional services by the Consultant not provided for in this Agreement.

5. Duties. From time to time as reasonably requested by the Company, the Consultant agrees to perform consulting services related to corporate finance and other financial service matters, upon the request of the President of the Company, and will make available qualified personnel for this purpose and devote such business time and attention to such matters as it shall determine is required. Such services shall include, but not be limited to, strategic planning, planning meetings with the investment community, assisting the Company’s management in designing the Company’s Business Plan and “Growth-by-Acquisition” strategy. Additionally, the Consultant shall prepare or assist in the preparation of a Company Corporate Profile, Fact Sheets, and Shareholder Letters.

6. Nature of Engagement. The Company is engaging the Consultant as an independent contractor. Nothing in this Agreement shall be construed to create an employer-employee relationship between the parties. The services to be provided will not be in connection with the offer or sale of securities in a capital-raising transaction.

7. Notices. Any notice, report or demand required, permitted or desired under this Agreement shall be sufficient if in writing and delivered by certified mail, return receipt requested, Federal Express (or similar courier), telegram or receipted hand delivery at the following addresses (or such other addresses designated by proper notice):

To the Company:	Salamon Group, Inc.
John Salamon
1028 Alberni Street, Suite 302,
Vancouver, British Columbia, Canada
V6E 1A3

To the Consultant:	Alvin Mirman
4183 Shell Road
Sarasota, Fl 34242

Any notice otherwise delivered shall be deemed given when actually received by recipient.

8. Miscellaneous.

     (A) Governing Law. This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of Florida.

     (B) Entire Agreement. This instrument contains the entire agreement of the parties concerning engagement and may not be changed or modified except by written agreement duly executed by the parties hereto.

     (C) Confidentiality. Except as may otherwise be required by law, the specific provisions of this Agreement shall remain strictly confidential. Notwithstanding the foregoing, the parties agree that Consultant shall disclose that it is being compensated by the Company in all of its promotional releases to the public, in accordance with applicable securities laws. Neither the company nor the Consultant shall, either directly or indirectly through their respective officers, directors, employees, shareholders, partners, joint ventures, agents, consultants, contractor, affiliates or any other person, disclose, communicate, disseminate or otherwise breach the confidentiality of all or any provision of this Agreement, without the express written consent of both parties to this Agreement. Any disputes will be negotiated through lawyers.

     (D) Assignment. The obligations of the parties under this Agreement shall not be assigned without the written consent of the parties. Notwithstanding any provision of this Agreement to the contrary, however, the Consultant shall be entitled to provide that any funds payable or stock issuable to him pursuant to this Agreement shall instead be paid or issued to his designee.

     (E) Counterparts and Facsimile. This Agreement may be executed in counterparts, and all counterparts will be considered as part of one agreement binding on all parties to this Agreement. This Agreement may be executed via facsimile, which signatures shall be deemed legal and binding as an original signature hereto.

     (F) Severability. If any term, condition or provision of this Agreement or the application thereof to any party or circumstances shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, condition or provision to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, condition and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this day of September 8, 2006

By:	John Salamon
Per: Salamon Group, Inc.

By:	Alvin Mirman
Per: Consultant